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                                                                   EXHIBIT 10.20

[CIBC LOGO]                                       Knowledge-Based Business
                                                  Commercial Banking Centre
                                                  Commerce Place
                                                  400 Burrard Street, 7th Floor
                                                  Vancouver, BC
                                                  V6C 3A6


March 18, 1998


Pivotal Software Inc.
310-260 West Esplanade
North Vancouver, BC
V7M 3G7
Attention: Mr. Peter B. Inman


Dear Mr. Inman:

We, Canadian Imperial Bank of Commerce ("CIBC"), are pleased to establish the following credits for you, our customer.


                              OVERALL CREDIT LIMIT

Overall Credit Limit:    The total use of Credits:

                               Operating Line
                               Letters of Credits/Guarantees
                               Foreign Exchange Contracts
                               Cheque Credit

                          is not at any time to exceed $3,000,000.



                            CREDIT A: OPERATING LINE

Credit Limit:            The lesser at any time of:

                              (a) $3,000,000; and
                              (b) the total of

                                   -- 75% of the Receivable Value plus 65% of
                                      filed investment tax credits

                                      We will consider including in the
                                      Receivable Value, accounts receivables
                                      that are in excess of 90 Days, or that are
                                      due from outside of North America, on a
                                      case by case basis.
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Pivotal Software Inc.                                             March 18, 1998

                                   Filed investment tax credits are to be
                                   confirmed to the satisfaction of the CIBC and must be outstanding for less than 180 days.

Description and Rate:    A revolving demand credit, for general business
                         purposes, having the following parts:

                         (1)  Canadian dollar loans and overdrafts and L/C
                              Acceptances. The Interest Rate is as follows:
                              Prime Rate plus 1.0% per year.

                         (2)  U.S. dollar loans and overdrafts and L/C
                              Acceptances. Loans and overdrafts under this part of Credit A may not at any time exceed the U.S.
                              dollar equivalent of C$3,000,000. The Interest
                              Rate is as follows: U.S. Base Rate plus 1.0% per year.

                              If we sign an L/C Acceptance, the available
                              Credit Limit will be reduced by the amount of the L/C Acceptance.

                         (3) Canadian dollar or foreign currency L/Cs. The total amount of L/Cs outstanding at any time may not exceed 25% of the Credit Limit of Credit A.
                              L/Cs may not have terms to expiry of more than 12 months. Fees are CIBC's standard L/C fees
                              (currently 1.3% per year), minimum $150, plus out of pocket expenses. Our standard L/C documentation is also required.

                              If there is a drawing under any L/C, we will pay it by drawing on your Operating Account, unless you have made other arrangements with us.

                         CREDIT B: FOREIGN EXCHANGE CONTRACTS

Credit Limit:            U.S.$100,000.

Description:             You may, at our discretion, enter into one or more
                         spot, forward or other foreign exchange rate
                         transactions with us and/or Wood Gundy Inc. Your
                         ability to make use of this Credit will depend upon
                         your outstanding obligations under such transactions,
                         as determined by us. This is a demand Credit.


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Pivotal Software Inc.                                             March 18, 1998

                            CREDIT C: CHEQUE CREDIT

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
Credit Limit:         $100,000.

Description:          You may negotiate cheques at our Lonsdale & 16th Branch in a total face amount each day of up to the
                      Credit Limit of this Credit.

                                                              SECURITY

Security:             The following security is required:

Security Agreement    All personal property of the business now owned (which includes among other things inventory, equipment
(GSA):                and receivables), and all personal property acquired in the future.

Bank Act security:    Security under section 427 of the Bank Act.

Other security:       Acknowledged assignment of fire and other perils insurance on the business assets, with loss payable to CIBC firstly.

                                                            COVENANTS

Covenants:            You will ensure that:

                      Quick Ratio: Your Quick Ratio is not at any time less than 1.75:1, tested quarterly.

                      Debt to Effective Equity Ratio: Your Debt to Effective Equity Ratio does not at any time exceed 1.25:1, tested quarterly.

                      Minimum Shareholders' Equity: The Minimum Shareholders' Equity is not at any time less than $6,000,000.

                      Capital Expenditures: Your total capital expenditures for fixed or capital assets in the current fiscal year will not exceed financial plan levels, without our prior consent. (This amount includes expenditures made by all subsidiaries.)

                      Dividends and Withdrawals: The total of all dividends, shareholder loan repayments and other capital withdrawals in the current fiscal year will not exceed $Nil without our prior consent.


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Pivotal Software Inc.                                             March 18, 1998

                       Negative Pledge: There is no Lien on any of your present or future assets, and that you do not assign any right to any income, without our prior consent, except for the four exceptions below, namely:

                        (a) a Purchase Money Lien;
                        (b) a Lien existing on an asset when it was acquired;
                        (c) a renewal or replacement of a Purchase Money Lien or
                            a Lien referred to in (b) above, so long as the principal amount secured by the Lien does not increase; or
                        (d) a Normal Course Lien.


                             REPORTING REQUIREMENTS

Reporting               (1) Within 30 days of each calendar month-end, a summary
Requirements:               of Receivable Value, together with an aged list of
                            receivables, an aged list of accounts payable and a Monthly Statement of Available Credit Limit, as of that month-end.

                        (2) Within 30 days of the end of each month, financial
                            statements and sales activity reports for that month, together with a comparison of actual to budget for the period. Material variances from the Company's financial plan/budget, in excess of 10%, shall be accompanied by management comments.

                        (3) Within 30 days of the end of each quarter,
                            management statistics for that quarter, and a monthly cash flow projection for the upcoming two quarters.

                        (4) Within 120 days of each fiscal year-end, financial
                            statements for that fiscal year on an audit basis.

                        (5) 30 days prior to each fiscal year-end, a business
                            plan/forecast for the next fiscal year, including month-by-month projected balance sheets, income statements and cash flow projections.


                                      FEES

Loan Administration:  $500 per month.

Standby:              Waived

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Pivotal Software Inc.                                             March 18, 1998



Set-up:                A fee of $50,000. (payable on acceptance of this offer).

Equity Participation:  Waived

                                OTHER PROVISIONS

Calculations:          The calculations made under the "Covenants" and
                       "Reporting Requirements" sections of this Agreement are to be done on an consolidated basis.

Default Interest Rate: Currently 21% per year. If the Credit Limit of a Credit, or the Credit Limit of part of a Credit, or the Overall Credit Limit, is exceeded at any time, interest at the Default Rate is calculated on that excess amount. In connection with any amounts in foreign currency, see "Foreign Currency Conversion" in the Attached Schedule.

Next Scheduled
Review Date:           October 31, 1998

Standard Credit Terms: The attached Schedule - Standard Credit Terms forms part of this Agreement.

      Please indicate your acceptance of these terms by returning a signed copy of this Agreement. If we do not receive a signed copy by March 27, 1998, then this offer will expire.

                                   Yours truly,

                                   CANADIAN IMPERIAL BANK OF COMMERCE


                                   by: /s/ Roderick N. Campbell
                                      ------------------------------------
                                   Roderick N. Campbell
                                   Director, Knowledge-Based Business
                                   Phone no.: (604) 665-1652
                                   Fax no.: (604) 665-1144





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Pivotal Software Inc.                                             March 18, 1998

Acknowledgement:    The undersigned certifies that all information provided to
                    CIBC is true, and acknowledges receipt of a copy of this Agreement (including any Schedules referred to above).

                    Accepted this 24th day of March, 1998.

                    PIVOTAL SOFTWARE INC.


                    By:    /s/ N. FRANCIS
                           ---------------------------------

                    Name:  N. Francis
                           ---------------------------------

                    Title: President & CEO
                           ---------------------------------




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